SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED September 27, 1993
(To Prospectus dated August 31, 1993)



                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
              (formerly known as Countrywide Funding Corporation)
                          Seller and Master Servicer



               Mortgage Pass-Through Certificates, Series 1993-1
                              -------------------














--------------------------       The Class A-9 Certificates
The Class A-9
certificates represent           o   This supplement relates to the offering of the Class A-9 certificates of the
obligations of the trust             series referenced above.  This supplement does not contain complete
only and do not                      information about the offering of the Class A-9 certificates.  Additional
represent an interest in             information is contained in the prospectus supplement dated September 27,
or obligation of                     1993 prepared in connection with the offering of the offered certificates of
CWMBS, Inc.,                         the series referenced above and in the prospectus of the depositor dated
Countrywide Home                     August 31, 1993.  You are urged to read this supplement, the prospectus
Loans, Inc. or any of                supplement and the prospectus in full.
their affiliates.
                                 o   As of the September 25, 2000, the class certificate balance of the Class A-9
This supplement may                  certificates was approximately $13,800,000.
be used to offer and sell
the offered certificates
only if accompanied by
the prospectus
supplement and the
prospectus.
-------------------------




Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-9 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

October 13, 2000

                               THE MORTGAGE POOL

         As of September 1, 2000 (the "Reference Date"), the Mortgage Pool included approximately 620 Mortgage Loans having an aggregate Stated Principal Balance of approximately $173,729,386.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                    As of
                                                              September 1, 2000
Total Number of Mortgage Loans..............................           620
Delinquent Mortgage Loans and Pending Foreclosures at
Period End (1)
           30-59 days.......................................          0.97%
           60-90 days.......................................          0.00%
           91 days or more (excluding pending foreclosures).          0.16%
                                                                      -----
           Total Delinquencies..............................          1.13%
                                                                      =====
Foreclosures Pending........................................          0.00%
                                                                      -----
Total Delinquencies and foreclosures pending................          1.13%
                                                                      =====

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans, Inc. (formerly known as Countrywide Funding Corporation), will continue to act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $8.671 billion at February 28, 1997, to approximately $11.002 billion at February 28, 1998, to approximately $15.381 billion at February 28, 1999, to approximately $16.801 billion at February 29, 2000 and to approximately $18.122 billion at May 31, 2000. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:

                                                                                                                 As of
                                                                     At February 28, (29),                      May 31,
                                                      1997           1998           1999           2000          2000
                                                      ----           ----           ----           ----          ----
Delinquent Mortgage Loans and Pending
     Foreclosures at Period End:
         30-59 days.............................      0.65%          1.08%         1.03%           1.37%         1.33%
         60-89 days.............................      0.15           0.16          0.18            0.22          0.23
         90 days or more (excluding pending
              foreclosures).....................      0.16           0.16          0.12            0.16          0.16
                                                      ----           ----          ----            ----          ----
         Total of delinquencies.................      0.96%          1.40%         1.33%           1.75%         1.75%
                                                      ====           ====          ====            ====          ====
Foreclosures pending............................      0.17%          0.17%         0.14%           0.16%         0.16%
                                                      ====           ====          ====            ====          ====
Total delinquencies and foreclosures pending          1.13%          1.57%         1.47%           1.92%         1.19%
                                                      ====           ====          ====            ====          ====
Net Gains/(Losses) on liquidated loans (1) .....  ($2,812,000)   ($2,662,000)  ($3,704,605)    ($3,076,240)  ($674,934)
Percentage of Net Gains/(Losses) on liquidated
     loans (1)(2) ..............................     (0.032)%       (0.024)%      (0.028)%        (0.017)%      (0.004)%
Percentage of Net Gains/(Losses) on liquidated
     loans (based on average outstanding
     principal balance)(1) .....................     (0.033)%       (0.027)%      (0.028)%        (0.018)%      (0.004)%


-----------------

(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

         The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, on all mortgage loans serviced or master serviced by the Master Servicer. Such mortgage loans have a variety of underwriting, payment and other characteristics, many of which differ from those of the Mortgage Loans, and no assurances can be given that the delinquency and foreclosure experience presented in the table below will be indicative of such experience of the Mortgage Loans. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $158.6 billion at February 28, 1997, to approximately $182.9 billion at February 28, 1998, to approximately $215.5 billion at February 28, 1999, to approximately $249.9 billion at February 29, 2000 and to approximately $261.8 billion at May 31, 2000.

                                                                                                             As of May
                                                                    At February 28, (29),                       31,
                                                       1997            1998           1999         2000        2000
                                                       ----            ----           ----         ----        ----
Delinquent Mortgage Loans and Pending
     Foreclosures at Period End:
         30-59 days..............................      2.26%          2.68%           3.05%         3.40%       2.75%
         60-89 days..............................      0.52           0.58            0.21          0.25        0.69
         90 days or more (excluding pending
              foreclosures)......................      0.66           0.65            0.29          0.32        0.69
                                                       ----           ----            ----          ----        ----
         Total of delinquencies..................      3.44%          3.91%           3.55%         3.97%       4.12%
                                                       ====           ====            ====          ====        ====
         Foreclosures pending....................      0.71%          0.45%           0.31%         0.39%       0.35%
                                                       ====           ====            ====          ====        ====
         Total delinquencies and foreclosures
              pending............................      4.15%          4.36%           3.86%         4.36%       4.48%
                                                       ====           ====            ====          ====        ====

                   DESCRIPTION OF THE CLASS A-9 CERTIFICATES

         The Class A-9 Certificates will be entitled to receive interest in the amount of the Interest Distribution Amount for such Class as described in the Prospectus Supplement under "Description of the Certificates -- Interest". The Class A-9 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates -- Principal".

         As of September 25, 2000 (the "Certificate Date"), the Class Certificate Balance of the Class A-9 Certificates was approximately $13,800,000, evidencing a beneficial ownership interest of approximately 7.94% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $154,407,101 and evidenced in the aggregate a beneficial ownership interest of approximately 88.88% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of $19,322,285, and evidenced in the aggregate a beneficial ownership interest of approximately 11.12% in the Trust Fund. For additional information with respect to the Class A-9 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans consist of two Mortgage Loans with the following characteristics:

                                                                           Original Term to       Remaining Term to
  Principal Balance         Mortgage Rate          Net Mortgage Rate     Maturity (in months)    Maturity (in months)
  -----------------         -------------          -----------------     --------------------    --------------------
  $75,492,856.65            7.6044825597%          7.3454825597%               360                    276

  $98,236,528.91            7.1942737645%          6.9312737645%               360                    276


(ii) the Mortgage Loans prepay at the specified constant percentages of SPA (as defined below), (iii) no defaults in the payment by Mortgagors of principal of any interest on the Mortgage Loans are experienced, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described in the Prospectus Supplement without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Reference Date, (vii) the scheduled monthly payment for each Mortgage Loan has been calculated based on the assumed Mortgage Loan characteristics set forth in clause (i) above such that each Mortgage Loan will amortize in amounts sufficient to repay the balance of such Mortgage Loan by its indicated remaining term to maturity, (viii) the Class Certificate Balance of the Class A-9 Certificates is $13,800,000 (ix) interest accrues on the Class A-9 Certificates at the applicable interest rate described in the Prospectus Supplement, (x) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date, (xi) the Targeted Principal Balances are as set forth in the Targeted Principal Balances Schedules, (xii) the closing date of the sale of the Class A-9 Certificates is October 13, 2000, (xiii) the Seller is not required to repurchase or substitute for any Mortgage Loan and (xiv) the Master Servicer does not exercise the option to repurchase the Mortgage Loans described in the Prospectus Supplement under the headings "--Optional Purchase of Defaulted Loans" and "--Optional Termination". While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

         Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement is the Standard Prepayment Assumption ("SPA"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% SPA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans in the first month of the life of such mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100% SPA assumes a constant prepayment rate of 6.0% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 350% SPA assumes prepayment rates will be 0.7% per annum in month one, 1.4% per annum in month two, and increasing by 0.7% in each succeeding month until reaching a rate of 21% per annum in month 30 and remaining constant at 21% per annum thereafter. 0% SPA assumes no prepayments. There is no assurance that prepayments will occur at any SPA rate or at any other constant rate.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

         The following table indicates the percentage of the Certificate Date Principal Balance of the Class A-9 Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of SPA or at any constant percentage.

                         Percent of Class Certificate
                             Balance Outstanding*

                                                        Class A-9
                                                  SPA Prepayment Assumption
                                          ----------------------------------------
          Distribution Date               0%     250%     350%      600%     1000%
          -----------------               --     ----     ----      ----     -----
Initial Percent..................         100     100      100      100       100
October 25, 2001.................         100      88       77       48         4
October 25, 2002.................         100      63       45        7         0
October 25, 2003.................         100      42       22        0         0
October 25, 2004.................         100      25        3        0         0
October 25, 2005.................         100      11        0        0         0
October 25, 2006.................          95       0        0        0         0
October 25, 2007.................          89       0        0        0         0
October 25, 2008.................          83       0        0        0         0
October 25, 2009.................          76       0        0        0         0
October 25, 2010.................          69       0        0        0         0
October 25, 2011.................          62       0        0        0         0
October 25, 2012.................          54       0        0        0         0
October 25, 2013.................          45       0        0        0         0
October 25, 2014.................          36       0        0        0         0
October 25, 2015.................          26       0        0        0         0
October 25, 2016.................          16       0        0        0         0
October 25, 2017.................           6       0        0        0         0
October 25, 2018.................           0       0        0        0         0
October 25, 2019.................           0       0        0        0         0
October 25, 2020.................           0       0        0        0         0
October 25, 2021.................           0       0        0        0         0
October 25, 2022.................           0       0        0        0         0
October 25, 2023.................           0       0        0        0         0
                                            -       -        -        -         -
Weighted Average Life (years) **.         12.1     2.9      2.1      1.1       0.6


--------------------------
* As of the original issuance date. Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                              CREDIT ENHANCEMENT

         As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $2,000,393, $125,000 and $0, respectively.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Prospective investors should consider carefully the income tax consequences of an investment in the Class A-9 Certificates discussed under the sections titled "Certain Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

         The IRS issued final regulations on January 27, 1994 under Sections 1271 through 1273 and 1275 (the "OID Regulations"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments issued after December 21, 1992. In addition , the IRS issued final regulations (the "Contingent Regulations") on June 11, 1996 governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Section 1272(a)(6), such as the Class A-9 Certificates. In addition, the OID Regulations do not adequately address the calculation of income with respect to prepayable securities such as the Class A-9 Certificates.

         On December 30, 1997 the Internal Revenue Service (the "IRS") issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6). Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described in the Prospectus. It is recommended that prospective purchasers of the Class A-9 Certificates consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

         The Class A-9 Certificates will represent qualifying assets under
Section 856(c)(4)(A). However, the Small Business and Job Protection Act of 1996, as part of the repeal of the bad debt reserve for thrift institutions, repealed the application of Section 593(d) for tax years beginning after December 31, 1995.

         The Small Business and Job Protection Act of 1996 and Taxpayer Relief Act of 1997 modified the definition of U.S. person with regard to trusts and gave the IRS authority to modify the definition of U.S. person with respect to partnerships. A trust is a "U.S. Person" if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. In addition, U.S. Persons include certain trusts that can elect to be treated as U.S. Persons.

         Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules.

                             ERISA CONSIDERATIONS

         Prospective purchasers of the Class A-9 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, it is expected that the Exemption will apply to the acquisition and holding of Class A-9 Certificates by Plans and that all conditions of the Exemption other than those within the control of purchasers of the Certificates will be met.

                                    RATINGS

         The Class A-9 Certificates are currently rated "AAA" by Fitch, Inc. and "Aaa" by Moody's Investors Service, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-9 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

                               Mortgage Rates(1)
-------------------------------------------------------------------------------
      Mortgage Rates         Number of      Aggregate Principal     Percent of
                             Mortgage       Balance Outstanding      Mortgage
                               Loans                                   Pool
6.750                                  7             $2,131,479.05        1.23%
6.875                                 14             $4,133,457.76        2.38%
7.000                                 50            $15,257,257.88        8.78%
7.125                                 63            $18,398,053.76       10.59%
7.250                                117            $32,272,236.99       18.58%
7.375                                 90            $26,044,043.47       14.99%
7.500                                170            $47,353,186.11       27.26%
7.625                                 32             $9,322,833.64        5.37%
7.750                                 41            $10,357,452.27        5.96%
7.875                                 17             $4,267,087.69        2.46%
8.000                                 11             $2,512,106.66        1.45%
8.125                                  1               $142,474.78        0.08%
8.250                                  6             $1,262,315.10        0.73%
8.375                                  1               $275,400.40        0.16%
-------------------------------------------------------------------------------
                     Total           620           $173,729,385.56      100.00%
===============================================================================
     (1) As of the Reference Date, the weighted average Mortgage Rate of the Mortgage Loans is approximately 7.373% per annum.


                  Current Mortgage Loan Principal Balances(1)
-------------------------------------------------------------------------------
        Current Mortgage          Number of        Aggregate       Percent of
   Loan Principal Balances(1)      Mortgage    Principal Balance  Mortgage Pool
                                    Loans         Outstanding
       $0   --     $50,000                  3          $32,065.79        0.02%
   $50,001  --    $100,000                  5         $436,488.50        0.25%
  $100,001  --    $150,000                 10       $1,319,666.04        0.76%
  $150,001  --    $200,000                 72      $13,408,600.87        7.72%
  $200,001  --    $250,000                227      $50,505,324.46       29.07%
  $250,001  --    $300,000                121      $33,052,103.85       19.03%
  $300,001  --    $350,000                 70      $22,722,575.45       13.08%
  $350,001  --    $400,000                 43      $16,089,294.62        9.26%
  $400,001  --    $450,000                 20       $8,620,119.42        4.96%
  $450,001  --    $500,000                 19       $8,923,102.41        5.14%
  $500,001  --    $550,000                 14       $7,381,531.75        4.25%
  $550,001  --    $600,000                  6       $3,440,294.53        1.98%
  $650,001  --    $750,000                  4       $2,665,123.74        1.53%
   $750,001  -- $1,000,000                  6       $5,133,094.13        2.95%
-------------------------------------------------------------------------------
                          Total           620     $173,729,385.56      100.00%
===============================================================================
(1) As of the Reference Date, the average current Mortgage Loan principal balance is approximately $280,208.69.

                       Original Loan -To-Value Ratios(1)
-------------------------------------------------------------------------------
  Original Loan-To-Value     Number of     Aggregate Principal     Percent of
        Ratios (%)           Mortgage      Balance Outstanding    Mortgage Pool
                               Loans
50.00 and below                       77          $22,910,931.78         13.19%
 50.01 to 55.00                       16           $5,994,031.35          3.45%
 55.01 to 60.00                       35          $11,190,542.20          6.44%
 60.01 to 65.00                       51          $16,045,879.11          9.24%
 65.01 to 70.00                       64          $18,596,238.62         10.70%
 70.01 to 75.00                       65          $17,555,355.29         10.11%
 75.01 to 80.00                      222          $60,371,215.04         34.75%
 80.01 to 85.00                        9           $2,121,176.08          1.22%
 85.01 to 90.00                       81          $18,944,016.09         10.90%
                     Total           620         $173,729,385.56        100.00%
===============================================================================
(1) At the Reference Date, the weighted average original Loan-to-Value of the Mortgage Loans is approximately 69.73%.

                   Documentation Program for Mortgage Loans
-------------------------------------------------------------------------------
     Type of Program       Number of      Aggregate Principal        Percent of
                           Mortgage       Balance Outstanding     Mortgage Pool
                             Loans
Full                                      274      $78,247,936.21       48.54%
Alternative                               259       73,458,713.62       41.61%
Reduced                                    38        8,430,737.83        2.99%
Streamlined                                49       13,591,997.90        6.86%
-------------------------------------------------------------------------------
                         Total         620        $173,729,385.56      100.00%
===============================================================================

                         Type of Mortgaged Properties
-------------------------------------------------------------------------------
       Property Type          Number of     Aggregate Principal    Percent of
                              Mortgage      Balance Outstanding   Mortgage Pool
                               Loans
Single Family                             514     $144,087,289.73       82.94%
Condominium                                 9       $2,934,067.42        1.69%
Planned Unit Development                   97      $26,708,028.41       15.37%
-------------------------------------------------------------------------------
                           Total         620      $173,729,385.56      100.00%
===============================================================================

                              Occupancy Types(1)
--------------------------------------------------------------------------------
      Occupancy Type         Number of     Aggregate Principal     Percent of
                             Mortgage      Balance Outstanding    Mortgage Pool
                               Loans
Primary Residence                    618          $173,197,715.04        99.69%
Second Residence                       2              $531,670.52         0.31%
--------------------------------------------------------------------------------

                     Total      620               $173,729,385.56       100.00%
================================================================================
(1) Based upon representations of the related Mortgagors at the time of origination.



                           Purpose of Mortgage Loans
-------------------------------------------------------------------------------
       Loan Purpose          Number of      Aggregate Principal     Percent of
                             Mortgage       Balance Outstanding      Mortgage
                               Loans                                   Pool
Purchase                             193             $51,465,166.28      29.62%
Refinance (rate/term)                340             $98,784,160.73      56.86%
Refinance (cash out)                  87             $23,480,058.55      13.52%
-------------------------------------------------------------------------------
                     Total          620             $173,729,385.56     100.00%
===============================================================================

                             Terms to Maturity(1)
--------------------------------------------------------------------------------
    Remaining Terms to       Number of      Aggregate Principal    Percent of
    Maturity (Months)        Mortgage       Balance Outstanding     Mortgage
                               Loans                                  Pool
275                                  219            $64,185,368.68      36.95%
274                                  364           $100,060,475.32      57.60%
273                                   32             $8,058,354.43       4.64%
272                                    4             $1,105,537.93       0.64%
271                                    1               $319,649.20       0.18%
-------------------------------------------------------------------------------
                     Total          620            $173,729,385.56     100.00%
===============================================================================
(1) As of the Reference Date, the weighted average remaining terms to maturity of the Mortgage Loans is approximately 276 months.

                State Distribution of Mortgaged Properties(1)
-------------------------------------------------------------------------------
          State              Number of      Aggregate Principal    Percent of
                             Mortgage       Balance Outstanding     Mortgage
                               Loans                                  Pool
California                           446           $130,710,085.04      75.24%
Hawaii                                10             $3,612,456.36       2.08%
Texas                                 20             $4,466,584.09       2.57%
Washington                            18             $4,230,742.38       2.44%
Other (less than 2%)                 126            $30,709,517.69      17.68%
-------------------------------------------------------------------------------
                     Total         620             $173,729,385.56     100.00%
===============================================================================
(1) Other includes 25 other states and the District of Columbia with under 1.91% concentration individually.

                                   EXHIBIT 2



        THE                                       Distribution Date:     9/25/00
      BANK OF
        NEW
        YORK

101 Barclay Street, 12E
New York, NY 10286



                                                              CWMBS INC
Attn: Courtney Bartholomew                         MORTGAGE PASS THROUGH CERTIFICATES
    212-815-5795                                            SERIES 1993-1


                                           Certificateholder Monthly Distribution Summary
----------------------------------------------------------------------------------------------------------------------------------
                                          Certificate                        Pass
                              Class           Rate         Beginning        Through        Principal      Interest      Total
 Class        Cusip        Description        Type          Balance         Rate(%)      Distribution   Distribution  Distribution
         -------------------------------------------------------------------------------------------------------------------------
   Al       126690AE6        Senior        Fix-30/360              0.00       7.125000            0.00           0.00          0.00
   A2       126690AC0        Senior        Fix-30/360      3,156,519.32       6.000000      151,760.80      15,782.60    167,543.39
   A3       126690AA4        Senior        Var-30/360      8,184,884.23       7.445000      393,517.17      50,780.39    444,297.56
   A4       126690AQ9        Senior        Var-30/360      2,728,294.74       1.665000      131,172.39       3,785.51    134,957.90
   A5       126690AP1        Senior        Fix-30/360      5,505,534.12      10.000000      264,697.97      45,879.45    310,577.42
   A6       126690AJ5        Senior        Fix-30/360     19,190,445.00       7.125000            0.00     113,943.27    113,943.27
   A7       126690AK2        Senior        Fix-30/360     28,495,555.00       7.125000            0.00     169,192.36    169,192.36
   A8       126690AL0        Senior        Fix-30/360     20,000,000.00       7.125000            0.00     118,750.00    118,750.00
   A9       126690AD8        Senior        Fix-30/360     13,800,000.00       6.500000            0.00      74,750.00     74,750.00
  A10       126690AN6        Senior        Fix-30/360      3,000,000.00      10.000000            0.00      25,000.00     25,000.00
  A11       126690AF3        Senior        Fix-30/360      7,605,000.00       7.125000            0.00      45,154.69     45,154.69
  A12       126690AGI        Senior        Fix-30/360     39,070,000.00       7.125000            0.00     231,978.13    231,978.13
  A13       126690AH9        Senior        Fix-30/360      1,941,000.00       7.125000            0.00      11,524.69     11,524.69
  A14       126690AB2        Senior        Var-30/360              0.00       7.825000            0.00           0.00          0.00
  A15       126690AR7        Senior        Var-30/360              0.00       5.025000            0.00           0.00          0.00
  A16       126690AS5       Strip IO       Fix-30/360     76,090,888.39       0.215855            0.00      13,687.14     13,687.14
  A17       126690AT3       Strip PO       Fix-30/360      2,680,773.79       0.000000        9,757.24           0.00      9,757.24
   R        126690AM8        Senior        Fix-30/360              0.00       0.000000            0.00           0.00          0.00
-----------------------------------------------------------------------------------------------------------------------------------

   B1       126690AM8        Junior        Fix-30/360     16,374,559.83       7.125000       54,505.66      97,223.95    151,729.61
   B2        PRIVATE         Junior        Fix-30/360      2,292,419.37       7.125000        7,630.73      13,611.24     21,241.97
   B3        PRIVATE         Junior        Fix-30/360        719,838.22       7.125000        2,396.04       4,274.04      6,670.08

-----------------------------------------------------------------------------------------------------------------------------------

 Totals                                                  174,744,823.62                   1,015,438.00  1,035,31 7.46  2,050,755.45

------------------------------------------------------------------------------------------------------------------------

(Table Continued)

--------------------------------------------------------------------
                              Current                   Cumulative
                             Realized       Ending      Realized
 Class        Cusip           Losses        Balance      Losses
         -----------------------------------------------------------
   Al       126690AE6              0.00          0.00        0.00
   A2       126690AC0              0.00   3,004,758.52       0.00
   A3       126690AA4              0.00   7,791,367.06       0.00
   A4       126690AQ9              0.00   2,597,122.35       0.00
   A5       126690AP1              0.00   5,240,836.15       0.00
   A6       126690AJ5              0.00   19,190,445.00      0.00
   A7       126690AK2              0.00   28,495,555.00      0.00
   A8       126690AL0              0.00   20,000,000.00      0.00
   A9       126690AD8              0.00   13,800,000.00      0.00
  A10       126690AN6              0.00   3,000,000.00       0.00
  A11       126690AF3              0.00   7,605,000.00       0.00
  A12       126690AGI              0.00   39,070,000.00      0.00
  A13       126690AH9              0.00   1,941,000.00       0.00
  A14       126690AB2              0.00          0.00        0.00
  A15       126690AR7              0.00          0.00        0.00
  A16       126690AS5              0.00   75,492,856.65      0.00
  A17       126690AT3              0.00   2,671,016.56       0.00
   R        126690AM8              0.00          0.00        0.00
--------------------------------------------------------------------

   B1       126690AM8              0.00   16,320,054.17      0.00
   B2        PRIVATE               0.00   2,284,788.64       0.00
   B3        PRIVATE               0.07    717,442.11   256,885.56

--------------------------------------------------------------------

 Totals                            0.07   173,729,385.56256,885.56

--------------------------------------------------------------------

        THE                                       Distribution Date:     9/25/00
      BANK OF
        NEW
        YORK

101 Barclay Street, 12E
New York, NY 10286



                                                              CWMBS INC
Attn: Courtney Bartholomew                         MORTGAGE PASS THROUGH CERTIFICATES
    212-815-5795                                            SERIES 1993-1

                                                    Principal Distribution Detail
-------------------------------------------------------------------------------------------------------------------------
                           Original        Beginning        Scheduled                        Unscheduled        Net
                          Certificate     Certificate       Principal        Accretion        Principal      Principal
  Class        Cusip        Balance         Balance        Distribution      Principal       Adjustments    Distribution
-------------------------------------------------------------------------------------------------------------------------
    Al       126690AE6   107,151,000.00            0.00             0.00             0.00            0.00           0.00
    A2       126690AC0    19,283,000.00    3,156,519.32       151,760.80             0.00            0.00     151,760.80
    A3       126690AA4    50,001,000.00    8,184,884.23       393,517.17             0.00            0.00     393,517.17
    A4       126690AQ9    16,667,000.00    2,728,294.74       131,172.39             0.00            0.00     131,172.39
    A5       126690AP1    33,633,000.00    5,505,534.12       264,697.97             0.00            0.00     264,697.97
    A6       126690AJ5    19,190,445.00   19,190,445.00             0.00             0.00            0.00           0.00
    A7       126690AK2    28,495,555.00   28,495,555.00             0.00             0.00            0.00           0.00
    A8       126690AL0    20,000,000.00   20,000,000.00             0.00             0.00            0.00           0.00
    A9       126690AD8    13,800,000.00   13,800,000.00             0.00             0.00            0.00           0.00
   A10       126690AN6     3,000,000.00    3,000,000.00             0.00             0.00            0.00           0.00
   A11       126690AF3     7,605,000.00    7,605,000.00             0.00             0.00            0.00           0.00
   A12       126690AGI    39,070,000.00   39,070,000.00             0.00             0.00            0.00           0.00
   A13       126690AH9     1,941,000.00    1,941,000.00             0.00             0.00            0.00           0.00
   A14       126690AB2     8,842,500.00            0.00             0.00             0.00            0.00           0.00
   A15       126690AR7     2,947,500.00            0.00             0.00             0.00            0.00           0.00
   A16       126690AS5   221,990,578.00   76,090,888.39             0.00             0.00            0.00           0.00
   A17       126690AT3     4,373,160.96    2,680,773.79         9,757.24             0.00            0.00       9,757.24
    R        126690AM8             0.00            0.00             0.00             0.00            0.00           0.00
-------------------------------------------------------------------------------------------------------------------------

    B1       126690AM8    20,000,194.48   16,374,559.83        54,505.66             0.00            0.00      54,505.66
    B2        PRIVATE      2,800,004.00    2,292,419.37         7,630.73             0.00            0.00       7,630.73
    B3        PRIVATE      1,200,002.39      719,838.22         2,396.04             0.00            0.00       2,396.04

-------------------------------------------------------------------------------------------------------------------------
  Totals                  400,000,361.83 174,744,823.62     1,015,438.00             0.00            0.00   1,015,438.00
-------------------------------------------------------------------------------------------------------------------------

(Table Continued)

-------------------------------------------------------------------------
                            Current         Ending           Ending
                           Realized       Certificate     Certificate
  Class        Cusip        Losses         Balance`          Factor
-------------------------------------------------------------------------
    Al       126690AE6            0.00             0.00   0.00000000000
    A2       126690AC0            0.00     3,004,758.52   0.15582422467
    A3       126690AA4            0.00     7,791,367.06   0.15582422467
    A4       126690AQ9            0.00     2,597,122.35   0.15582422467
    A5       126690AP1            0.00     5,240,836.15   0.15582422467
    A6       126690AJ5            0.00    19,190,445.00   1.00000000000
    A7       126690AK2            0.00    28,495,555.00   1.00000000000
    A8       126690AL0            0.00    20,000,000.00   1.00000000000
    A9       126690AD8            0.00    13,800,000.00   1.00000000000
   A10       126690AN6            0.00     3,000,000.00   1.00000000000
   A11       126690AF3            0.00     7,605,000.00   1.00000000000
   A12       126690AGI            0.00    39,070,000.00   1.00000000000
   A13       126690AH9            0.00     1,941,000.00   1.00000000000
   A14       126690AB2            0.00             0.00   0.00000000000
   A15       126690AR7            0.00             0.00   0.00000000000
   A16       126690AS5            0.00    75,492,856.65   0.34007234600
   A17       126690AT3            0.00     2,671,016.56   0.61077481021
    R        126690AM8            0.00             0.00   0.00000000000
-------------------------------------------------------------------------

    B1       126690AM8            0.00    16,320,054.17   0.81599477390
    B2        PRIVATE             0.00     2,284,788.64   0.81599477617
    B3        PRIVATE             0.07       717,442.11   0.59786723609

-------------------------------------------------------------------------
  Totals                          0.07   173,729,385.56
-------------------------------------------------------------------------


        THE                                       Distribution Date:     9/25/00
      BANK OF
        NEW
        YORK

101 Barclay Street, 12E
New York, NY 10286



                                                              CWMBS INC
Attn: Courtney Bartholomew                         MORTGAGE PASS THROUGH CERTIFICATES
    212-815-5795                                            SERIES 1993-1



                                                    Interest Distribution Detail
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 Net
            Beginning       Pass        Accrued       Cumulative                   Total      Prepayment  Unscheduled
           Certificate     Through      Optimal         Unpaid      Deferred     Interest        Int       Interest        Interest
Class        Balance       Rate(%)      Interest       Interest     Interest        Due       Shortfall   Adjustment         Paid
------------------------------------------------------------------------------------------------------------------------------------
  Al              0.00     7.125000          0.00        0.00         0.00            0.00      0.00         0.00              0.00
  A2      3,156,519.32     6.000000     15,782.60        0.00         0.00       15,782.60      0.00         0.00         15,782.60
  A3      8,184,884.23     7.445000     50,780.39        0.00         0.00       50,780.39      0.00         0.00         50,780.39
  A4      2,728,294.74     1.665000      3,785.51        0.00         0.00        3,785.51      0.00         0.00          3,785.51
  A5      5,505,534.12    10.000000     45,879.45        0.00         0.00       45,879.45      0.00         0.00         45,879.45
  A6     19,190,445.00     7.125000    113,943.27        0.00         0.00      113,943.27      0.00         0.00        113,943.27
  A7     28,495,555.00     7.125000    169,192.36        0.00         0.00      169,192.36      0.00         0.00        169,192.36
  A8     20,000,000.00     7.125000    118,750.00        0.00         0.00      118,750.00      0.00         0.00        118,750.00
  A9     13,800,000.00     6.500000     74,750.00        0.00         0.00       74,750.00      0.00         0.00         74,750.00
 A10      3,000,000.00    10.000000     25,000.00        0.00         0.00       25,000.00      0.00         0.00         25,000.00
 A11      7,605,000.00     7.125000     45,154.69        0.00         0.00       45,154.69      0.00         0.00         45,154.69
 A12     39,070,000.00     7.125000    231,978.13        0.00         0.00      231,978.13      0.00         0.00        231,978.13
 A13      1,941,000.00     7.125000     11,524.69        0.00         0.00       11,524.69      0.00         0.00         11,524.69
 A14              0.00     7.825000          0.00        0.00         0.00            0.00      0.00         0.00              0.00
 A15              0.00     5.025000          0.00        0.00         0.00            0.00      0.00         0.00              0.00
 A16     76,090,888.39     0.215855     13,687.14        0.00         0.00       13,687.14      0.00         0.00         13,687.14
 A17      2,680,773.79     0.000000          0.00        0.00         0.00            0.00      0.00         0.00              0.00
  R               0.00     0.000000          0.00        0.00         0.00            0.00      0.00         0.00              0.00
------------------------------------------------------------------------------------------------------------------------------------

  B1     16,374,559.83     7.125000     97,223.95        0.00         0.00       97,223.95      0.00         0.00         97,223.95
  B2      2,292,419.37     7.125000     13,611.24        0.00         0.00       13,611.24      0.00         0.00         13,611.24
  B3        719,838.22     7.125000      4,274.04        0.00         0.00        4,274.04      0.00         0.00          4,274.04

------------------------------------------------------------------------------------------------------------------------------------

Totals  174,744,823.62               1,035,317.46        0.00         0.00    1,035,317.46      0.00         0.00      1,035,317.46

------------------------------------------------------------------------------------------------------------------------------------

        THE                                       Distribution Date:     9/25/00
      BANK OF
        NEW
        YORK

101 Barclay Street, 12E
New York, NY 10286



                                                              CWMBS INC
Attn: Courtney Bartholomew                         MORTGAGE PASS THROUGH CERTIFICATES
    212-815-5795                                            SERIES 1993-1


                                                     Current Payment Information
                                                         Factors per $1,000
---------------------------------------------------------------------------------------------------------------------------
                           Original        Beginning                                        Ending Cert.        Pass
                          Certificate    Cert. Notional     Principal         Interest        Notional        Through
  Class        Cusip        Balance         Balance        Distribution     Distribution       Balance        Rate(%)
---------------------------------------------------------------------------------------------------------------------------
    Al       126690AE6   107,151,000.00      0.000000000     0.000000000      0.000000000       0.000000000     7.125000
    A2       126690AC0    19,283,000.00    163.694410746     7.870186080      0.818472054     155.824224666     6.000000
    A3       126690AA4    50,001,000.00    163.694410746     7.870186080      1.015587407     155.824224666     7.445000
    A4       126690AQ9    16,667,000.00    163.694410746     7.870186080      0.227125995     155.824224666     1.665000
    A5       126690AP1    33,633,000.00    163.694410746     7.870186080      1.364120090     155.824224666    10.000000
    A6       126690AJ5    19,190,445.00  1,000.000000000     0.000000000      5.937500000   1,000.000000000     7.125000
    A7       126690AK2    28,495,555.00  1,000.000000000     0.000000000      5.937500000   1,000.000000000     7.125000
    A8       126690AL0    20,000,000.00  1,000.000000000     0.000000000      5.937500000   1,000.000000000     7.125000
    A9       126690AD8    13,800,000.00  1,000.000000000     0.000000000      5.416666667   1,000.000000000     6.500000
   A10       126690AN6     3,000,000.00  1,000.000000000     0.000000000      8.333333333   1,000.000000000    10.000000
   A11       126690AF3     7,605,000.00  1,000.000000000     0.000000000      5.937500000   1,000.000000000     7.125000
   A12       126690AG1    39,070,000.00  1,000.000000000     0.000000000      5.937500000   1,000.000000000     7.125000
   A13       126690AH9     1,941,000.00  1,000.000000000     0.000000000      5.937500000   1,000.000000000     7.125000
   A14       126690AB2     8,842,500.00      0.000000000     0.000000000      0.000000000       0.000000000     7.825000
   A15       126690AR7     2,947,500.00      0.000000000     0.000000000      0.000000000       0.000000000     5.025000
   A16       126690AS5   221,990,578.00    342.766297000     0.000000000      0.061656403     340.072345998     0.215855
   A17       126690AT3     4,373,160.96    613.005974246     2.231164033      0.000000000     610.774810213     0.000000
    R        126690AM8             0.00      0.000000000     0.000000000      0.000000000       0.000000000     0.000000
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

    B1       126690AM8    20,000,194.48    818.720030341     2.725256441      4.861150180     815.994773899     7.125000
    B2        PRIVATE      2,800,004.00    818.720032619     2.725256449      4.861150194     815.994776170     7.125000
    B3        PRIVATE      1,200,002.39    599.863990960     1.996699064      3.561692446     597.867236093     7.125000

---------------------------------------------------------------------------------------------------------------------------
  Totals                  400,000,361.83   436.861663876     2.538592704      2.588291309     434.323071022
---------------------------------------------------------------------------------------------------------------------------

        THE                                       Distribution Date:     9/25/00
      BANK OF
        NEW
        YORK

101 Barclay Street, 12E
New York, NY 10286



                                                              CWMBS INC
Attn: Courtney Bartholomew                         MORTGAGE PASS THROUGH CERTIFICATES
    212-815-5795                                            SERIES 1993-1


Pool Level Data
Distribution Date                                                                                              9/25/00
Cut-off Date                                                                                                   9/ 1/93
Determination Date                                                                                             9/ 1/00
Accrual Period                                                               Begin                             8/ 1/00
                                                                             End                               9/ 1/00
Number of Days in Accrual Period                                                                                    31


            Collateral Information

Group 1
-------

Cut-Off Date Balance                                                                                    400,097,246.70

Beginning Aggregate Pool Stated Principal Balance                                                       174,744,823.63
Ending Aggregate Pool Stated Principal Balance                                                          173,729,385.56

Beginning Aggregate Certificate Stated Principal Balance                                                174,744,823.63
Ending Aggregate Certificate Stated Principal Balance                                                   173,729,385.56

Beginning Aggregate Loan Count                                                                                     625
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                      5
Ending Aggregate Loan Count                                                                                        620

Beginning Weighted Average Loan Rate (WAC)                                                                   7.372687%
Ending Weighted Average Loan Rate (WAC)                                                                      7.372527%

Beginning Net Weighted Average Loan Rate                                                                     7.109687%
Ending Net Weighted Average Loan Rate                                                                        7.109527%

Weighted Average Maturity (WAM) (Months)                                                                           275

Servicer Advances                                                                                            16,416.67

Aggregate Pool Prepayment                                                                                   726,694.22
Pool Prepayment Rate                                                                                        4.8778 CPR


              Certificate Information

Group l
-------

Senior Percentage                                                                                       88.7327902377%
Senior Prepayment Percentage                                                                            95.4931160951%

Subordinate Percentage                                                                                  11.2672097623%
Subordinate Prepayment Percentage                                                                        4.5068839049%

Certificate Account

Beginning Balance                                                                                                 0.00

Deposit

Payments of Interest and Principal                                                                        2,084,499.81
Liquidation Proceeds                                                                                              0.00
All Other Proceeds                                                                                                0.00
Other Amounts                                                                                                     0.00
                                                                                                          ------------
Total Deposits                                                                                            2,084,499.81


Withdrawals
Reimbursement of Servicer Advances                                                                                0.00
Payment of Master Servicer Fees                                                                              47,431.51
Payment of Sub Servicer Fees                                                                                      0.00
Payment of Other Fees                                                                                        35,637.44
Payment of Insurance Premium(s)                                                                                   0.00
Payment of Personal Mortgage Insurance                                                                            0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                                  0.00
Payment of Principal and Interest                                                                         2,050,755.44
                                                                                                          ------------
Total Withdrawals                                                                                         2,133,824.39

Ending Balance                                                                                              -13,687.14


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                     2,660.80
Compensation for Gross PPIS from Servicing Fees                                                               2,660.80
Other Gross PPIS Compensation                                                                                     0.00
                                                                                                          ------------
Total Net PPIS (Non-Supported PPIS)                                                                               0.00


Master Servicing Fees Paid                                                                                   47,431.51
Sub Servicing Fees Paid                                                                                           0.00
Insurance Premium(s) Paid                                                                                         0.00
Personal Mortgage Insurance Fees Paid                                                                             0.00
Other Fees Paid                                                                                              35,637.44
                                                                                                          ------------
Total Fees                                                                                                   83,068.95


        THE                                       Distribution Date:     9/25/00
      BANK OF
        NEW
        YORK

101 Barclay Street, 12E
New York, NY 10286



                                                              CWMBS INC
Attn: Courtney Bartholomew                         MORTGAGE PASS THROUGH CERTIFICATES
    212-815-5795                                            SERIES 1993-1



              Delinquency Information

Group 1
-------

Delinquency                                   30-59 Days          60-89 Days            90+ Days                 Totals
-----------                                   ----------          ----------            --------                 ------
Scheduled Principal Balance                1,894,393.49                 0.00          255,071.58           2,149,465.07
Percentage of Total Pool Balance               1.090428%            0.000000%           0.146821%              1.237249%
Number of Loans                                       6                    0                   1                      7
Percentage of Total Loans                      0.967742%            0.000000%           0.161290%              1.129032%


Foreclosure
-----------

Scheduled Principal Balance                       0.00                 0.00                0.00                   0.00
Percentage of Total Pool Balance              0.000000%            0.000000%           0.000000%              0.000000%


Foreclosure
-----------

Number of Loans                                      0                     0                0                      0
Percentage of Total Loans                     0.000000%             0.000000%        0.000000%              0.000000%


Bankruptcy
----------

Scheduled Principal Balance                       0.00                  0.00             0.00                  0.00
Percentage of Total Pool Balance              0.000000%             0.000000%        0.000000%             0.000000%
Number of Loans                                      0                     0                0                     0
Percentage of Total Loans                     0.000000%             0.000000%        0.000000%             0.000000%


REO
---

Scheduled Principal Balance                       0.00                  0.00             0.00                   0.00
Percentage of Total Pool Balance              0.000000%             0.000000%        0.000000%              0.000000%
Number of Loans                                      0                     0                0                      0
Percentage of Total Loans                     0.000000%             0.000000%        0.000000%              0.000000%


Book Value of all REO Loans                                                                                     0.00
Percentage of Total Pool Balance                                                                            0.000000%


Current Realized Losses                                                                                         0.00
Additional Gains
(Recoveries)/Losses                                                                                             0.00
Total Realized Losses                                                                                     256,885.15


    Subordination/Credit Enhancement Information

Protection                                                                            Original                Current
----------                                                                            --------                -------

Bankruptcy Loss                                                                    125,000.00             125,000.00
Bankruptcy Percentage                                                                0.031242%              0.071951%
Credit/Fraud Loss                                                                4,000,786.00                   0.00
Credit/Fraud Loss Percentage                                                         0.999953%              0.000000%
Special Hazard Loss                                                              2,000,393.00           2,000,393.00
Special Hazard Loss Percentage                                                       0.499977%              1.151422%


Credit Support                                                                        Original                Current
--------------                                                                        --------                -------

Class A                                                                        376,000,160.96         154,407,100.64
Class A Percentage                                                                  93.999955%             88.877941%

Class B1                                                                        20,000,194.48          16,320,054.17
Class B1 Percentage                                                                  5.000044%              9.393951%

Class B2                                                                         2,800,004.00           2,284,788.64
Class B2 Percentage                                                                  0.700000%              1.315142%

Class B3                                                                         1,200,002.39             717,442.11
Class B3 Percentage                                                                  0.300000%              0.412965%
